Delaware Page 1 The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GENOCEA BIOSCIENCES, INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MAY, A.D. 2019, AT 4:54 O`CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-SECOND DAY OF MAY, A.D. 2019 AT 12:01 O'CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 4204354 8100 Authentication: 202861474 SR# 20194195389 Date: 05-20-19 You may verify this certificate online at corp.delaware.gov/authver.shtml